Exhibit(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the reference to us in this Registration Statement of Scudder Inflation Protected Plus Fund on Form N-1A under the heading "Independent Registered Public Accounting Firm".



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 28, 2005